February 15, 2021

RUMBLE MOTORS

AND

IMPERIUM MOTOR CORP.

COOPERATION AGREEMENT

****

Table of Contents

THIS AGREEMENT is made the United States

BETWEEN:

(1) RUMBLE MOTORS a company incorporated in California and whose registered office is at Sacramento, California, USA (RM")

(2) IMPERIUM MOTOR CORP. company incorporated in NEVADA and whose registered office is at Fairfield, California, USA (IMC").

WHEREAS:

(A) RM operates, among other things, the business of manufacture and distribution of electric vehicles. RM is MASTER DISTRIBUTOR for electric vehicles.

(B) IMC wishes to purchase from RM a number of electric vehicles on the terms and subject to the conditions set out in this Agreement; and IMC wishes to obtain, with the assistance of RM necessary approvals for sale of the electric vehicles in the Target Markets (as defined in Clause 1.1).

IT IS HEREBY AGREED as follows:

1.1. DEFINITIONS AND INTERPRETATION IN THIS AGREEMENT, UNLESS THE CONTEXT REQUIRES OTHERWISE, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS:

"Affiliate"	in relation to a corporation or a person, a legal entity directly or indirectly controlled by, controlling, or under common control with, such corporation or person
"Assessment"	has the meaning set forth in Clause 6.1?
"Confidential Information"	information in any form or medium (whether oral, written, electronic or other) that the disclosing Party considers confidential or proprietary, including information consisting or relating to the disclosing Party's technology,

	trade secrets, know-how, business operations, plans, strategies, customers, financial information, and pricing, and information with respect to which the disclosing Party has contractual or other confidentiality obligations, in each case whether or not marked, designated or otherwise identified as "confidential".
"Consideration"	the sum to be agreed upon by the Parties in writing based on contract manufacturer pricing.
"Delivery Date"	TBD
"Force Majeure Event"	has the meaning set forth in Clause 12.1?
"Representatives"	with respect to a Party, that Party's and its Affiliates' employees, officers, directors, consultants, agents, independent contractors, service providers, subcontractors, and legal advisors
"Target Markets"	the countries set forth in Schedule 2
"Term"	the term of this Agreement
"Vehicle(s)"	any or all of the vehicles of which the models and specifications are set forth in Schedule 1

1.2. References in this Agreement to Clauses are to clauses in this Agreement, unless the context otherwise requires.

1.3. Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing a gender include every gender. "**Parties**" shall mean both RM and IMC, and "**Party**" shall mean either RM or IMC.

1.4. The headings are inserted for convenience only and shall be ignored in construing this Agreement.

1. COOPERATION

2.1. On the terms and subject to the conditions set out in this Agreement, RM agrees to provide to IMC, and IMC agrees to receive from RM, the Vehicles consideration

3.1. Subject to Clauses 3.2, IMC shall pay RM the Consideration.

3.2. IMC shall pay to RM 30% of the Consideration upon placing the order and the remaining balance of the Consideration when the vehicles are at the port and ready for transport to IMC.

2. DELIVERY OF THE VEHICLES

4.1. On the Delivery Date, RM shall deliver to the port in Oakland, California or designated by IMC in writing and ensure that IMC receives the Vehicles which are free from defect in material and workmanship and in full conformity with the specifications set forth in Schedule 1, all the keys to the Vehicles, and all other things and documents necessary for vesting the ownerships of the Vehicles.

4.2. RM shall be responsible for the shipment of the Vehicles and such other things as are required under this Agreement. RM shall bear all taxes, including but not limited to export taxes (if any), costs and expenses of, associated with and incidental to the delivery of the Vehicles to the nearest chosen port agreed upon by both Parties and such other things as are required under this Agreement

4.3. The risk in any of the Vehicles shall not pass to IMC unless and until IMC accepts such Vehicle in accordance with Clause 5.2(a).

3. ACCEPTANCE TESTS

5.1. Upon delivery of the Vehicles in accordance with Clause 4.1, IMC or its Representatives may conduct any tests to determine whether and the extent to which each of the Vehicles conform to its specifications set forth in Schedule 1.

5.2. Within fourteen (14) days upon delivery of all of the Vehicles, IMC shall do one of the following for each of the Vehicles:

(a) IMC may accept the Vehicle by written notice to RM. The date of such written notice shall be deemed to be the date on which IMC accepts such Vehicle.

(b) IMC may reject the Vehicle by written notice to RM on the basis that such Vehicle fails to conform with the specifications set forth in Schedule 1. Such written notice shall describe in reasonable detail any Nonconformity identified by IMC and/or its Representative(s).

5.3. If IMC rejects any of the Vehicles in accordance with Clause 5.2(b), IMC shall, at its sole cost and expense, redeliver and ensure that RM receives such Vehicle(s) and such other things as are required under Clause 4.1 within thirty (30) days upon RM serving the written notice as referred to in Clause 5.2. RM may accept or reject such Vehicle(s) in accordance with Clause 5.2.

6. CONFIDENTIALITY

6.2. Each Party shall treat as confidential any and all information relating to the disclosing Party's Confidential Information that it is provided access to pursuant to or in connection with this Agreement, and shall not disclose such Confidential Information to any third party (save and except for disclosure to the Representatives of the Parties strictly for the purpose of this Agreement) or use such Confidential Information for any purpose other than the purposes of this Agreement, unless expressly permitted under this Agreement or otherwise agreed between the Parties in writing, provided always that such obligations shall not apply to information which:

(a) was already in the public domain at the time of its disclosure by the disclosing Party or entered the public domain subsequent to the time of its disclosure by the disclosing Party through no fault of the receiving Party.

(b) prior to the time of its disclosure by the disclosing Party had been disclosed to the receiving Party by a third party who is entitled to disclose such information.

(c) had been independently developed by the receiving Party with no knowledge or access to the Confidential Information, as demonstrated by written records; or

(d) is required by any law, regulation, or any judicial order to be disclosed provided reasonable notice in the circumstances is given to the disclosing Party prior to such disclosure.

6.3. The Parties agree to keep this Agreement and the terms of this Agreement confidential and not to reveal them to any third party without the prior written approval of the other Party.

4. REPRESENTATIONS AND WARRANTIES

7.1. Each Party represents and warrants to the other Party that:

(a) it is a duly organized, validly existing and in good standing as a corporation or other entity under the laws of the jurisdiction of its incorporation or other organization.

(b) it has the full right, power and authority to enter into, and to perform its obligations and grant the rights and licenses it grants or is required to grant under, this Agreement.

(c) the execution of this Agreement by its Representative whose signature is set forth at the end of this Agreement has been duly authorized by all necessary corporate or organizational action of such Party; and

(d) when executed and delivered by both Parties, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

7.2. RM further represents and warrants to IMC that:

(a) each of Vehicles meets and conforms to the specifications set forth in Schedule 1.

(b) the performance of this Agreement by either Party will not result in potential or actual infringement of any intellectual property rights of any third party; and

(c) it is not under any obligation, including but not limited to non-disclosure, non-compete and confidentiality obligations, to any other company, entity or individual that would prohibit or impede it from performing this Agreement.

5. NON-COMPETITION

Unless prior written consent from RM is obtained, IMC shall not at any time during the Term and during a period of five (5) years following termination or expiration of this Agreement, as the case may be, either on its own account, or in conjunction with, or on behalf of, any entity, directly or indirectly carry on, manage, operate, or be engaged, concerned, interested or otherwise in any business of manufacturing, selling or distribution of any Rumble Motors brand vehicle, including but not limited to the Vehicles, in any of the Target Markets.

6. TERM AND TERMINATION

9.1. Subject to other provisions of this Clause 10 and Clause 12.1, the Term shall be effective on the date of this Agreement and continue in full force and effect until the earlier of the following:

9.2. Either Party may terminate this Agreement, effective on written notice to the other Party, if the other Party:

(a) commits a material breach of any provision thereof, and such breach is not remediable or, if remediable, is not remedied within thirty (30) days after the non-breaching Party provides the breaching Party with written notice of such breach.

(b) is dissolved or liquidated or takes any corporate action for such purpose.

(c) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due.

(d) files or has filed against it a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily, or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law; or

(e) applies for or has appointed a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

9.3. The provisions set forth in the following sections, and any other right or obligation of the parties in this Agreement that, by its nature, should survive termination or expiration of this Agreement, will survive any expiration or termination of this Agreement: Clauses 7, 8, 9, 10.4 and 12.

7. NOTICE

10.1. Any notice given by a Party in connection with this Agreement shall be in writing and deemed given at the time of actual delivery if delivered by hand, at the time of delivery if delivered by electronic means with proof of delivery, or seven (7) days after posting, subject to proof of posting.

10.2. Unless otherwise specified in writing by the receiving party in accordance with this Clause 11, all notices in connection with this Agreement must be addressed and sent to:

Imperium Motor Corp.

Address: 4670 Central Way, Suite D,
Fairfield, CA 94534

for the attention of（Rick Curtis)

Email rick.curtis@vantage-tag.com

Rumble Motors

Address: 1001 2nd ST
Sacramento CA, 95834

for the attention of (Saeed R. Khademi)

Email: rj@rumble-motors.com

10.3. Nothing in this Clause 11 shall preclude the service of documents or the proof of such service by any other mode permitted by law.

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8. FORCE MAJEURE

11.1. In no event will either Party be liable or responsible to the other Party, or be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement when and to the extent such failure or delay is caused by any of the following circumstances beyond such Party's reasonable control (each a "**Force Majeure Event**") including: acts of God, flood, fire, earthquake or explosion, war, terrorism, invasion, riot or other civil unrest, embargoes or blockades in effect on or after the date of this Agreement, national or regional emergency, strikes, labor stoppages or slowdowns or other industrial disturbances, passage of law or any action taken by a governmental or public authority, including imposing an embargo, export or import restriction, quota or other restriction or prohibition or any complete or partial government shutdown, or national or regional shortage of adequate power or telecommunications or transportation. IMC may terminate this Agreement if a Force Majeure Event affects IMC ability to continue to perform this Agreement substantially uninterrupted for a period of thirty (30) days or more.

11.2. In the event of any failure or delay caused by a Force Majeure Event, the affected Party shall give prompt notice to the other Party, stating the period of the time the occurrence is expected to continue and use diligent efforts to end the failure or delay and minimize the effects of such Force Majeure Event.

9. MISCELLANEOUS

12.1. No amendment or variation of or supplement to this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties.

12.2. Save as agreed in writing by all Parties, the rights and/or benefits of any Party under this Agreement may not be assigned or transferred to or become the subject of any encumbrance in favor of, any third party and no Party shall transfer, or attempt to transfer, any of its duties or liabilities hereunder to any third party.

12.3. The Parties agree that they are independent contractors and will always represent themselves to any third parties only as an independent contractor. The Parties are not, and nothing in this Agreement shall be interpreted that the Parties are, partners, joint

venturers, co-owners, Affiliate of each other, or otherwise participants in a joint or common undertaking.

12.4. If at any time any one or more of the provisions of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, the remaining provisions of this Agreement shall continue in full force and effect as if the illegal, invalid or unenforceable provision were omitted here from. The illegal, invalid or unenforceable provision shall be deemed to be substituted by a suitable and equitable provision which, to the extent legally permissible, comes as close as possible to the intent and purpose of the invalid or unenforceable provision.

12.5. No failure to exercise and no delay in exercising any right, power, remedy or privilege arising hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege. Without limiting the foregoing, no waiver by any Party of any breach of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

12.6. This Agreement shall be governed by and construed in all respects in accordance with the laws of California.

12.7. Except as expressly set forth in this Agreement, the application of the Contracts (Rights of Third Parties) Ordinance is expressly excluded and the terms of this Agreement are not intended to confer any rights or remedies upon, and shall not be enforceable by, any person other than the Parties.

12.8. Any dispute concerning, arising out of or in connection with this Agreement shall be referred to the representative of each of the Parties as named in Clause 11.2 (or notified by any of the Parties to the other in writing) for discussion in good faith with a view to resolving such dispute. If such dispute cannot be resolved within thirty (30) days after commencement of such discussion, it shall be finally settled under the Rules of California International Arbitration Centre by three arbitrators appointed in accordance with such Rules. The place of arbitration shall be San Francisco and the language of arbitration shall be English.

12.9. This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior agreements or undertakings oral or written.

12.10. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

12.11. This Agreement is executed in the English language.

for the attention of (Saeed R. Khademi)

Email: rj@rumble-motors.com

10.3. Nothing in this Clause 11 shall preclude the service of documents or the proof of such service by any other mode permitted by law.

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8. FORCE MAJEURE

11.1. In no event will either Party be liable or responsible to the other Party, or be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement when and to the extent such failure or delay is caused by any of the following circumstances beyond such Party's reasonable control (each a "**Force Majeure Event**") including: acts of God, flood, fire, earthquake or explosion, war, terrorism, invasion, riot or other civil unrest, embargoes or blockades in effect on or after the date of this Agreement, national or regional emergency, strikes, labor stoppages or slowdowns or other industrial disturbances, passage of law or any action taken by a governmental or public authority, including imposing an embargo, export or import restriction, quota or other restriction or prohibition or any complete or partial government shutdown, or national or regional shortage of adequate power or telecommunications or transportation. IMC may terminate this Agreement if a Force Majeure Event affects IMC ability to continue to perform this Agreement substantially uninterrupted for a period of thirty (30) days or more.

11.2. In the event of any failure or delay caused by a Force Majeure Event, the affected Party shall give prompt notice to the other Party, stating the period of the time the occurrence is expected to continue and use diligent efforts to end the failure or delay and minimize the effects of such Force Majeure Event.

9. MISCELLANEOUS

12.1. No amendment or variation of or supplement to this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties.

12.2. Save as agreed in writing by all Parties, the rights and/or benefits of any Party under this Agreement may not be assigned or transferred to or become the subject of any encumbrance in favor of, any third party and no Party shall transfer, or attempt to transfer, any of its duties or liabilities hereunder to any third party.

12.3. The Parties agree that they are independent contractors and will always represent themselves to any third parties only as an independent contractor. The Parties are not, and nothing in this Agreement shall be interpreted that the Parties are, partners, joint

venturers, co-owners, Affiliate of each other, or otherwise participants in a joint or common undertaking.

12.4. If at any time any one or more of the provisions of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, the remaining provisions of this Agreement shall continue in full force and effect as if the illegal, invalid or unenforceable provision were omitted here from. The illegal, invalid or unenforceable provision shall be deemed to be substituted by a suitable and equitable provision which, to the extent legally permissible, comes as close as possible to the intent and purpose of the invalid or unenforceable provision.

12.5. No failure to exercise and no delay in exercising any right, power, remedy or privilege arising hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege. Without limiting the foregoing, no waiver by any Party of any breach of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

12.6. This Agreement shall be governed by and construed in all respects in accordance with the laws of California.

12.7. Except as expressly set forth in this Agreement, the application of the Contracts (Rights of Third Parties) Ordinance is expressly excluded and the terms of this Agreement are not intended to confer any rights or remedies upon, and shall not be enforceable by, any person other than the Parties.

12.8. Any dispute concerning, arising out of or in connection with this Agreement shall be referred to the representative of each of the Parties as named in Clause 11.2 (or notified by any of the Parties to the other in writing) for discussion in good faith with a view to resolving such dispute. If such dispute cannot be resolved within thirty (30) days after commencement of such discussion, it shall be finally settled under the Rules of California International Arbitration Centre by three arbitrators appointed in accordance with such Rules. The place of arbitration shall be San Francisco and the language of arbitration shall be English.

12.9. This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior agreements or undertakings oral or written.

12.10. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

12.11. This Agreement is executed in the English language.

for the attention of (Saeed R. Khademi)

Email: rj@rumble-motors.com

10.3. Nothing in this Clause 11 shall preclude the service of documents or the proof of such service by any other mode permitted by law.

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8. FORCE MAJEURE

11.1. In no event will either Party be liable or responsible to the other Party, or be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement when and to the extent such failure or delay is caused by any of the following circumstances beyond such Party's reasonable control (each a "**Force Majeure Event**") including: acts of God, flood, fire, earthquake or explosion, war, terrorism, invasion, riot or other civil unrest, embargoes or blockades in effect on or after the date of this Agreement, national or regional emergency, strikes, labor stoppages or slowdowns or other industrial disturbances, passage of law or any action taken by a governmental or public authority, including imposing an embargo, export or import restriction, quota or other restriction or prohibition or any complete or partial government shutdown, or national or regional shortage of adequate power or telecommunications or transportation. IMC may terminate this Agreement if a Force Majeure Event affects IMC ability to continue to perform this Agreement substantially uninterrupted for a period of thirty (30) days or more.

11.2. In the event of any failure or delay caused by a Force Majeure Event, the affected Party shall give prompt notice to the other Party, stating the period of the time the occurrence is expected to continue and use diligent efforts to end the failure or delay and minimize the effects of such Force Majeure Event.

9. MISCELLANEOUS

12.1. No amendment or variation of or supplement to this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties.

12.2. Save as agreed in writing by all Parties, the rights and/or benefits of any Party under this Agreement may not be assigned or transferred to or become the subject of any encumbrance in favor of, any third party and no Party shall transfer, or attempt to transfer, any of its duties or liabilities hereunder to any third party.

12.3. The Parties agree that they are independent contractors and will always represent themselves to any third parties only as an independent contractor. The Parties are not, and nothing in this Agreement shall be interpreted that the Parties are, partners, joint

IN WITNESS whereof this Agreement has been executed on the day and year first above written.

Signed by)
for and on behalf of)
RUMBLE MOTORS)
Saeed R Khademi)
)

Signed by)
for and on behalf of)
IMPERIUM MOTOR)
CORP.)
)

SCHEDULE 1

First Orders for Models and Specifications of the Vehicles

The first order to be placed no later than 2/19 , 2021 will be as follows:

RM will provide invoice of the above for delivery and will provide delivery date as soon as it receives the down payment of 30% for the above order.

SCHEDULE 2

Target Markets

INDIA

PAKISTAN

BENGLADESH

USA

CANADA

MEXICO

CARIBBEAN